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                                                                    EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-61517), Form S-8 (Registration No. 33-23778) and Post Effective Amendments to the Registration on Form S-8 (Registration Nos. 2-64082, 2-90908) of SPS Technologies, Inc. and subsidiaries of our report dated February 8, 2000, except for Note 18, as to which the date is March 14, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 8, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP


Philadelphia, Pennsylvania
March 17, 2000